EXHIBIT 99.1

LAUNCH TV NETWORK CO., INC.

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED NOVEMBER 30, 2014

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LAUNCH TV NETWORK CO., INC.

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805 Third Avenue New York, NY 10022 212.838-5100 212.838.2676/ Fax www.rbsmllp.com

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders of Launch TV Network Co., Inc

We have audited the accompanying financial statements of Launch TV Network Co., Inc (a Virginia corporation), which comprise the balance sheet as of November 30, 2014, and the related statement of income, stockholder’s deficit, and cash flows for the period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Launch TV Network Co., Inc as of November 30, 2014, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

New York, NY 10022

June 5, 2015

New York, NY Washington DC Mumbai, India   San Francisco, CA Beijing, China   Athens, Greece Las Vegas, NV Kansas City, KS

Member: ANTEA International with affiliated offices worldwide

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Launch TV Network Co., Inc.

BALANCE SHEET

November 30, 2014

ASSETS

CURRENT ASSETS:
Cash	$76
Total Current Assets	76

TOTAL ASSETS	$76

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$1,410
Notes payable - related parties	96,700
Total Current Liabilities	98,110

TOTAL LIABILITIES	98,110

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Common stock	10
Accumulated deficit	(98,044)
TOTAL STOCKHOLDERS' DEFICIT	(98,034)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$76

The accompanying notes are an integral part of these financial statements

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Launch TV Network Co., Inc.
STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED NOVEMBER 30, 2014

NET REVENUES:
Service revenue	$5,913
TOTAL NET REVENUES	5,913

COST OF SERVICES:
Cost of services	-
TOTAL COST OF SERVICES	-

GROSS PROFIT	5,913

OPERATING EXPENSES:
Payroll and payroll related expenses	1,376
General and administrative expenses	131,161
TOTAL OPERATING EXPENSES	132,537

LOSS FROM OPERATIONS	(126,624)

OTHER INCOME (EXPENSE):
Other income	30,000
Interest expense	(1,420)
TOTAL OTHER INCOME (EXPENSE)	28,580

NET INCOME (LOSS) FROM OPERATIONS BEFORE TAXES	(98,044)

Provision for income taxes	-

NET LOSS	$(98,044)

The accompanying notes are an integral part of these financial statements

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Launch TV Network Co., Inc.
STATEMENT OF STOCKHOLDERS' DEFICIENCY
FOR THE PERIOD ENDED NOVEMBER 30, 2014

				Total
	Common Stock		Accumulated	Stockholders'
	Shares	Amount	Deficit	Deficiency
Issuance of shares to founders	100,000	$10	$-	$10

Net loss	-	-	(98,044)	(98,044)

Balance, November 30, 2014	100,000	$10	$(98,044)	$(98,034)

The accompanying notes are an integral part of these financial statements

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Launch TV Network Co., Inc.

 STATEMENT OF CASH FLOWS

FOR THE PERIOD ENDED NOVEMBER 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(98,044)
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	1,410

NET CASH USED IN OPERATING ACTIVITIES	(96,634)

CASH FLOWS FROM INVESTING ACTIVITIES:

NET CASH USED IN INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable - related parties	96,700
Issuance of common stock for acquisition	10

NET CASH PROVIDED BY FINANCING ACTIVITIES	96,710

Net increase in cash	76

Cash, beginning of period	-

Cash, end of period	$76

The accompanying notes are an integral part of these financial statements

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LAUNCH TV NETWORK CO., INC.

Notes to Financial Statements

For the Period Ended November 30, 2014

NOTE 1. DESCRIPTION OF BUSINESS

Launch TV Network Co., Inc. (the “Company”) was incorporated under the laws of the State of Virginia on April 23, 2014. The Company is a television network that reaches a national audience in millions of homes via Cable, TV and STB Cable; Launch TV is available on iPad, iPhone, Android and Smart TV Portal devices and ROKU TV Worldwide.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

The Company’s policy is to maintain its books and prepare its financial statements on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with original maturities of three months or less when purchased as cash equivalents. The Company might maintain bank balances that may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits. Periodically, the Company evaluates the credit worthiness of the financial institutions, and has not experienced any losses in such accounts. As of November 30, 2014, the Company did not have bank balances that exceeded the FDIC insured limits.

FAIR VALUE MEASUREMENT

The carrying amounts reported in the Company’s financial statements for accounts payable and accrued expenses, and notes payable approximate their fair value because of the immediate or short-term nature of these financial instruments. The carrying amounts reported in the balance sheet for its notes payable approximates fair value as the contractual interest rate and features are consistent with similar instruments of similar risk in the market place.

REVENUE RECOGNITION

The Company has a feed of TV content for which advertising requests are accepted to run at various times of the day. A majority of the revenue is from paid inquiry advertisements which are advertisements that generate revenue when the viewer calls a certain number and makes a purchase. A portion of the revenue is from direct response advertisements which are advertisements that are pre paid and the Company runs the advertisements as requested.

Income Taxes:

The Company accounts for income taxes using the asset and liability approach for financial accounting and reporting for income taxes and recognizes and measures deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

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Commitments and Contingencies:

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, environment liability and tax matters. An accrual for a loss contingency is recognized when it is probable that an asset had been impaired or a liability had been incurred and the amount of loss can be reasonably estimated.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period." This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the financial statements.

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40)”, which requires management to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 15, 2016. Early adoption is permitted. The Company has early adopted this new standard for the fiscal year ending December 31, 2014.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3. NOTE PAYABLE – RELATED PARTIES

On May 27, 2014, the Company entered into a promissory note with Freedom Energy Holdings, Inc. (“FEH”), whereby FEH agreed to pay the Company up to $120,000 at an interest rate of Prime plus 1%. This promissory note is due on demand. As of November 30, 2014, FEH has loaned the Company $90,700, and has accrued interest of $1,388.

On October 30, 2014, the Company entered into a promissory note with New Opportunity Business Solutions, Inc. for $6,000 at an interest rate of Prime plus 1%. This promissory note is due on demand. As of November 30, 2014, accrued interest for this promissory note was $22.

NOTE 4. INCOME TAXES

Reconciliation between the statutory United States corporate income tax rate (35%) and the effective income tax rates based on continuing operations is as follows:

For the period ended November 30, 2014

Income tax benefit at Federal statutory rate of 35%	$(32,256)
State Income tax benefit, net of Federal effect	(5,883)
Permanent and other differences	-

Change in valuation allowance	38,139
Total	$-

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The Company did not have deferred tax assets or liabilities for the period ended November 30, 2014.

At November 30, 2014, the Company has available net operating losses of approximately $92,000 which may be carried forward to apply against future taxable income. These losses will expire in 2032. Deferred tax assets related to these losses have not been recorded due to uncertainty regarding their utilization.

The provisions of ASC 740 require companies to recognize in their condensed consolidated financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the condensed consolidated financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s condensed consolidated financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

The Company has not filed its applicable Federal and State tax returns for the year ended November 30, 2014 and may be subject to penalties for noncompliance.

NOTE 5. STOCKHOLDERS’ EQUITY

The stockholders equity section of the Company contains the following classes of capital stock as of November 30, 2014: Common Stock, $0.0001 par value; 100,000 shares authorized, issued and outstanding.

On April 23, 2014, the Company issued a total of 100,000 shares of common stock to Maureen Cooper, Russell Markowitz, and John Dash as founder shares at a share price of $0.0001 per share. On May 13, 2014, the above parties sold all their shares to FEH in a private sale.

On November 10, 2014, FEH entered into a certain definitive acquisition and stock exchange agreement (the "Acquisition Agreement") with Success Holding Group International Inc. (“SHGT”), pursuant to which SHGT acquired from FEH shares of common stock of the Company, representing a 55% equity interest in the Company. In further accordance with the terms and provisions of the Acquisition Agreement and in exchange therefore, SHGT agreed to issue 500,000 shares of their restricted common stock to FEH and FEH agreed to hold the 500,000 shares of common stock for a period of 24-months prior to selling such shares in the marketplace.

NOTE 6. CONCENTRATIONS

For the period ended November 30, 2014, the Company had one customer which accounted for approximately 100% of the Company’s other income.

NOTE 7. SUBSEQUENT EVENTS

On December 23, 2014, SHGT issued 500,000 shares of common stock to acquire the 55% of the issued and outstanding shares of the Company. As a result of the issuance, the Company became a subsidiary of SHGT.

Management has evaluated all transactions and events after the balance sheet date through June 5, 2015, the date on which these financials were available to be issued, and except as already included in the notes to these audited financial statements, has determined that no additional disclosures are required.

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